Calculation of Filing Fee Tables
S-8
Eledon Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value of $0.001 per share, issuable pursuant to the Registrant's 2020 Long Term Incentive Plan	Other	3,500,000	$ 2.96	$ 10,360,000.00	0.0001381	$ 1,430.72
2	Equity	Common Stock, par value of $0.001 per share, issuable pursuant to the Registrant's Stock Option Agreement (Inducement Grant)	Other	921,000	$ 1.14	$ 1,049,940.00	0.0001381	$ 145.00
Total Offering Amounts:						$ 11,409,940.00		$ 1,575.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,575.72
Offering Note
[1]	This Registration Statement covers, in addition to the number of shares of Eledon Pharmaceuticals, Inc., a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.001 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Company's Stock Option Agreement (Inducement Grant) (the "Inducement Agreement") and the Eledon Pharmaceuticals, Inc. 2020 Long Term Incentive Plan (the "Plan") as a result of one or more adjustments under the Inducement Agreement and the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. The offering price per share and the aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon, with respect to the Plan shares, the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Stock Market on September 1, 2026, and with respect to the Inducement Agreement shares, the exercise price for such shares pursuant to the Inducement Agreement. The registration fee has been calculated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act.

[2]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources